SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2015

ARISTA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 547-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, Kelyn Brannon resigned as the Chief Financial Officer of Arista Networks, Inc. (the “Company”) effective April 9, 2015. Ms. Brannon will remain available to the Company in an advisory capacity to assist with the transition of her responsibilities and other related matters. Ms. Brannon’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.

On April 1, 2015, Arista announced that Andreas Bechtolsheim, the Company’s Chairman and Chief Development Officer, will serve as the Company’s interim Chief Financial Officer and Principal Financial Officer effective April 9, 2015.

The Company is conducting a search for a new Chief Financial Officer.

Mr. Bechtolsheim is one of the Company’s founders and has served as the Company’s Chairman since 2004 and as its Chief Development Officer since 2009. Mr. Bechtolsheim has no family relationship with any of the Company’s executive officers or directors. Except as described herein, there are no arrangements or understandings between Mr. Bechtolsheim and any other person pursuant to which he was appointed as interim Chief Financial Officer and Principal Financial Officer of the Company.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.
Date: April 1, 2015
	By:	/s/ Marc Taxay
Marc Taxay
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 1, 2015